UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020

Lilis Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-35330	74-3231613
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 West 7th Street, Suite 400 Fort Worth, TX 76102 (Address of principal executive office, including zip code)

(817) 720-9585
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 1.01	Entry Into Material Definitive Agreement.

As previously disclosed, on June 28, 2020, Lilis Energy, Inc., a Nevada corporation (the “Company”), and its consolidated subsidiaries Brushy Resources, Inc., ImPetro Operating LLC, ImPetro Resources, LLC, Lilis Operating Company, LLC and Hurricane Resources LLC (collectively, the “Filing Subsidiaries” and, together with the Company, collectively, the “Debtors”) filed voluntary petitions seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”) commencing cases for relief under Chapter 11 of the Bankruptcy Code (the “Chapter 11 Cases”).

As previously disclosed, the Debtors have pursued a process to sell all or substantially all of their assets through the Chapter 11 Cases and on August 21, 2020, the Bankruptcy Court entered an order approving bidding procedures for any sales of the Debtors’ assets (“the Bidding Procedures Order”), which was supported by certain investment funds and entities affiliated with Värde Partners, Inc., the lenders under the Company’s revolving credit facility (other than Värde) and the official committee of unsecured creditors appointed in the Chapter 11 Cases. On November 5, 2020, the Company commenced, pursuant to the Bidding Procedures Order, an auction (the “Auction”) under Section 363 of the Bankruptcy Code relating to the disposition of substantially all of the Company’s assets.

Following the completion of the Auction, on November 8, 2020, the Company announced that the bid submitted by Ameredev Texas, LLC (the “Purchaser”) was the winning bid (the “Winning Bid”) for substantially all of the assets of the Company, and on November 9, 2020, the Company and the Purchaser entered into a purchase and sale agreement (the “PSA”) providing for the acquisition by the Purchaser of substantially all of the Company’s assets, in exchange for the payment of $46.6 million, subject to certain purchase price adjustments and customary closing conditions as set forth in the PSA (the “Purchase Price”).

A hearing to consider approval for the sale of the assets pursuant to the Winning Bid under the PSA was held before the Bankruptcy Court on November 13, 2020, during which Bankruptcy Court entered an order approving the sale pursuant to the PSA. The foregoing description of the PSA does not purport to be complete and is qualified in its entirety by reference to the PSA, which has been filed with the Court and is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01 Regulation FD.

On November 8, 2020, the Company issued a press release announcing the completion of the Auction and the Winning Bid, a copy of a corrected version of which was issued on November 9, 2020, is furnished herewith as Exhibit 99.1.

Information regarding the Chapter 11 Cases, including the Bidding Procedures Order, is available for free on the website maintained by Stretto, located at https://cases.stretto.com/LilisEnergy or by calling (855) 364-4639 (Toll-Free) or (949) 266-6357 (Local).

The information contained in this Item 7.01 (including other information on the Chapter 11 cases on the above referenced website and in the press release filed as Exhibit 99.1) is furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, notwithstanding any general incorporation by reference language in other filings by the Company.

Item 9.01	Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Purchase and Sale Agreement, between Lilis Energy Inc. and its subsidiaries, as Sellers, and Ameredev Texas, LLC, dated as of November 6, 2020.
99.1	Press Release dated November 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lilis Energy, Inc.

Date: November 16, 2020By:/s/ Joseph C. Daches

Joseph C. Daches

Chief Executive Officer, President, and Chief Financial Officer

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